UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 21, 2014

ARROW ELECTRONICS, INC.
(Exact Name of Registrant as Specified in Charter)

NEW YORK	1-4482	11-1806155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7459 SOUTH LIMA STREET, ENGLEWOOD, CO 80112
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (303) 824-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors;
                       Compensatory Arrangements of Certain Officers.

On May 20, 2014 Arrow Electronics Inc. (the “Company”), issued a press release stating that Andrew S. Bryant has been named Chief Operating Officer of the Company’s global components and global enterprise computing solutions businesses and that Sean Kerins has succeeded Mr. Bryant as President of the Company’s global enterprise computing solutions business.

Mr. Bryant, age 59, had served as President of the Company’s global enterprise computing solutions business since joining the Company in 2008.  Mr. Kerins, age 52, had served as President of the Company’s North American global enterprise computing solutions business since 2010.  Prior to that, Mr. Kerins served as Vice President of the Company’s enterprise computing solutions storage and networking group since joining the Company in 2007.

Item 9.01.     Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION

99.1	Press Release dated May 20, 2014 issued by Arrow Electronics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 21, 2014

ARROW ELECTRONICS, INC.

		By:	/s/ Peter S. Brown
		Name:	Peter S. Brown
		Title:	Senior Vice President and General Counsel

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION

99.1	Press Release dated May 20, 2014 issued by Arrow Electronics, Inc.